Exhibit 10.1

Execution Copy

WAIVER AND SECOND AMENDMENT TO
NOTE PURCHASE AGREEMENT

THIS WAIVER AND SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT, dated as of December 4, 2017 (this “Amendment”), is entered into by and among DEPOMED, INC., a California corporation (the “Borrower”), the other Credit Parties party hereto, the Purchasers party hereto, and DEERFIELD PRIVATE DESIGN FUND III, L.P., a Delaware limited partnership, as a Purchaser and as collateral agent (in such latter capacity, the “Agent”).

BACKGROUND STATEMENT

A.                                    The Borrower, the Purchasers and the Agent entered into that certain Note Purchase Agreement, dated as of March 12, 2015, as amended by that certain Consent and First Amendment to Note Purchase Agreement, dated as December 29, 2015 (as the same may be amended, modified, restated or otherwise supplemented from time to time, the “Purchase Agreement”), pursuant to which the Borrower issued up to $575,000,000 aggregate principal amount of secured notes to the Purchasers.  Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.

B.                                    The Borrower wishes to enter into a Commercialization Agreement, by and between the Borrower and Collegium Pharmaceutical, Inc., a Virginia corporation (“Collegium”), and Collegium NF, LLC, a Delaware limited liability company and wholly-owned subsidiary of Collegium, in the form provided to Agent’s counsel at 12:11 p.m. (EST) on December 4, 2017 (the “Commercialization Agreement”), pursuant to which the Borrower, or one of its subsidiaries, will grant an exclusive license in certain of their property to Collegium and its sublicensees to commercialize NUCYNTA® in the United States of America, the District of Columbia and Puerto Rico (such exclusive license, the “Exclusive License”).

C.                                    The Exclusive License constitutes an Excluded License and the granting thereof pursuant to the terms of the Commercialization Agreement will constitute an Asset Disposition subject to Section 2.7(b) of the Purchase Agreement.

D.                                    In connection with its entry into the Commercialization Agreement, the Borrower has requested that the Purchasers (x) waive the requirement that some or all of the Asset Disposition Proceeds realized from the granting of the Exclusive License be used to prepay the outstanding principal amount of the Notes pursuant to Section 2.7(b) of the Purchase Agreement and (y) agree to (1) replace the minimum net sales covenant in Section 6.7 of the Purchase Agreement with a minimum EBITDA covenant and (2) subject to the approval of all of the Purchasers, make certain other amendments related to the amortization of the Notes and the Prepayment Premium.

E.                                     The Purchasers are willing to provide the aforementioned waiver and to agree to the aforementioned replacements and amendments, in each case, in accordance with, and subject to, the terms and conditions set forth herein, including without limitation, the amendments to the Purchase Agreement set forth below.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

ACKNOWLEDGMENT; WAIVER

1.1                               The Borrower hereby acknowledges that (a) the Exclusive License is an Excluded License and (b) the granting of the Exclusive License pursuant to the terms of the Commercialization Agreement constitutes an Asset Disposition.  The Purchasers hereby confirm that the transactions contemplated by the Commercialization Agreement do not constitute a Major Transaction.

1.2                               Subject to terms and conditions hereof, each of the Purchasers hereby waives the requirement that the Borrower use all or any portion of the Asset Disposition Proceeds received pursuant to the terms of the Commercialization Agreement to prepay the outstanding principal amount of the Notes pursuant to Section 2.7(b) of the Purchase Agreement.

1.3                               The waiver set forth in Section 1.2 is only with respect to the Commercialization Agreement substantially in the form provided to the Agent’s counsel at 12:11 p.m. (EST) on December 4, 2017, and if any amendment, modification or supplement is made to such Commercialization Agreement or if any waiver is granted by any party thereto from compliance with the terms thereof, in each case, in a manner that could reasonably be expected to adversely affect the Purchasers in any material respect without the written consent of the Required Purchasers such waiver shall be rendered null and void ab initio.

ARTICLE II

FIRST EFFECTIVE DATE AMENDMENTS TO PURCHASE AGREEMENT

2.1                               Defined Terms.

(a)                                 The defined term “Adjusted EBITDA” in Section 1.1 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“  “Adjusted EBITDA” means, with respect to any Person for any Test Period, EBITDA for such Person plus (i) to the extent deducted in determining Consolidated Net Income for such Person for such Test Period, (A) fees and expenses directly incurred or paid in connection with (x) the Acquisition and the transactions contemplated by this Agreement, (y) any other Permitted Acquisition or Investment and (z) to the extent permitted hereunder, issuances or incurrence of Indebtedness, issuances of Capital Stock or refinancing transactions and modifications of instruments of Indebtedness, (B) except for purposes of Section 6.7, any non-recurring charges, costs, fees and expenses directly incurred or paid directly as a result of discontinued operations (other than such charges, costs, fees and expenses to the extent constituting losses arising from such discontinued operations), (C) restructuring charges or reserves, including write-downs and write-offs, including any onetime costs incurred in connection with the Acquisition, Permitted Acquisitions and other Investments and costs related to the closure, consolidation and integration of facilities, information technology infrastructure and legal entities, and severance and retention bonuses, all as reasonably approved by the Required Purchasers (and the Required Purchasers approve, solely for purposes of Section 6.7, the add-back under this clause (C) of up to $32 million, in the aggregate, of such one-time charges, reserves and costs incurred in fiscal year 2018 in connection with the Borrower’s reduction in work force and relocation of its corporate headquarters during such year), and (D) except for purposes of Section 6.7, the amount of cost savings and synergies projected by the Borrower in good faith to be realized as a result of the Acquisition, a Permitted Acquisition or a Permissible Change of Control, as applicable, in each case within the four consecutive fiscal quarters following the consummation of the Acquisition, such Permitted Acquisition or such Permissible Change of Control (or following the consummation of the squeeze-out merger in the case of a Permitted Acquisition structured as a two-step transaction), as the case may be, calculated as though such cost savings and synergies had been realized on the first day of the Test Period and net of the amount of actual benefits received during such period from the Acquisition, such Permitted Acquisition or such Permissible Change of Control, as the case may be; provided that (1) no cost savings or synergies shall be added pursuant to this clause (D) to the extent duplicative of any expenses or charges otherwise added to Adjusted EBITDA, whether through a pro forma adjustment or otherwise, for such period, (2) subject to the last paragraph of Section 5.2, a duly completed certificate signed by an officer of the Borrower shall be delivered to the Purchasers, specifying such cost savings and synergies in reasonable detail and certifying that such cost savings and synergies are reasonably expected and factually supportable in the good faith judgment of the Borrower, and (3) the cost savings or synergies pursuant to this clause (D) shall not exceed the amount of such expected costs savings or synergies publicly disclosed by the Borrower or the Public Successor (if applicable) in any filings with the SEC with respect to the Acquisition, such Permitted Acquisition or such Permissible Change of Control, as the case may be, minus (ii) to the extent included in Consolidated Net Income for such Person for such Test Period, any non-recurring income or gains directly as a result of discontinued operations.”

(b)                                 The defined term “EBITDA” in Section 1.1 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“  “EBITDA” means, with respect to any Person for any Test Period, Consolidated Net Income for such Person for such Test Period (excluding for the Borrower, net income attributable to Depo DR, except to the extent distributed to the Borrower) plus (i) to the extent deducted in determining Consolidated Net Income for such Person for such Test Period, (A) interest expense, (B) provision for taxes paid or accrued, (C) depreciation and amortization, (D) non-cash expenses related to stock based compensation, (E) extraordinary non-cash expenses or losses incurred other than in the ordinary course of business, (F) any unrealized losses in respect of Hedge Agreements, (G) adjustments relating to purchase price allocation accounting or any non-cash accounting adjustments relating to fair value accounting in connection with the transactions contemplated by the Commercialization Agreement and (H) solely for purposes of Section 6.7, (1) non-cash expenses or losses (to the extent not included in clause (i)(E) above), other than write-downs of current assets or non-cash charges that are reserves for cash charges to be taken in the future, (2) extraordinary cash expenses and losses (excluding extraordinary expenses and losses from discontinued operations) and (3) judgments and settlements of any litigation, investigations or other proceedings disclosed in the Borrower’s most recent SEC-filed annual or quarterly periodic report on Form 10-K or 10-Q and any similar litigation, investigations or proceedings relating to opioid sales and marketing that may arise from time to time in an aggregate amount not to exceed 10% of Adjusted EBITDA for such period (as calculated for purposes of Section 6.7, prior to giving effect to this clause (i)(H)(3)) minus (iii) to the extent included in Consolidated Net Income for such Person for such Test Period, (A) interest income (to the extent not netted against interest expense in the calculation of interest expense), (B) income tax credits and refunds (to the extent not netted from tax expenses), (C) extraordinary non-cash income or gains realized other than in the ordinary course of business, (D) any unrealized income or gains in respect of Hedge Agreements (to the extent not included in clause (i)(F)) above or netted against interest expense in the calculation of interest expense) and (E), solely for purposes of Section 6.7, non-cash income or gains (to the extent not included in clause (i)(C) above) and extraordinary cash income and gains.  For the avoidance of doubt, the foregoing additions to, and subtractions from, for the Borrower shall not give effect to any items attributable to Depo DR Sub.”

(c)                                  The defined term “Test Period” in Section 1.1 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“  “Test Period” means, at any date of determination, (x) for purposes of Section 6.7 (including the calculation of Adjusted EBITDA and EBITDA in connection therewith), the period of four consecutive fiscal quarters of the Borrower then last ended and (y) for all other purposes hereunder, the period of four consecutive fiscal quarters of the Borrower (or other Person, as applicable) then last ended for which financial statements have been filed with the SEC.”

(d)                                 The following defined term is hereby added to Section 1.1 of the Purchase Agreement in proper alphabetical order:

“ “Commercialization Agreement” means that certain Commercialization Agreement, dated as of December 4, 2017, by and between the Borrower and Collegium Pharmaceutical, Inc., a Virginia corporation, and Collegium NF, LLC, a Delaware limited liability company and wholly-owned subsidiary of Collegium Pharmaceutical, Inc.”

2.2                               Existing Section 5.2.

(a)                                 The following is added as a new Section 5.2(c) of the Purchase Agreement immediately prior to the penultimate paragraph of Section 5.2 of the Purchase Agreement:

“(c)                            With respect to its obligations under Section 6.7, the Borrower shall:

(i) disclose in each Form 10-Q and Form 10-K (commencing with the Form 10-K for the year ending December 31, 2017) filed by it whether or not it is in compliance with Section 6.7; and

(ii) deliver to the Purchasers, concurrently with each delivery of the financial statements described in Sections 5.1(a) and 5.1(b), a certificate certified by the Borrower’s president or chief financial officer presenting in reasonable detail the computation of the financial covenant set forth in Section 6.7 as of the last day of the period covered by such financial statements.”

(b)                                 Every occurrence of the words “Section 5.2(a)” in the last paragraph of Section 5.2 of the Purchase Agreement shall be deleted and replaced with “Section 5.2(a) or (c)(ii).”

2.3                               Existing Section 6.7.  Section 6.7 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“6.7                         Minimum EBITDA.  Permit Adjusted EBITDA for any Test Period ending as of the last day of any fiscal quarter to be less than the amount set forth below opposite such fiscal quarter (or opposite the period that includes such fiscal quarter):

Period	Adjusted EBITDA
4th Fiscal Quarter of 2017 through the 3rd Fiscal Quarter of 2018	$90,000,000.00
Thereafter	$125,000,000.00

2.4                               Existing Section 6.11.  Section 6.11 of the Purchase Agreement is hereby amended by adding the following sentence at the end thereof:

“Amend, modify or change any provision of the Commercialization Agreement other than in a manner that could not reasonably be expected to adversely affect the Purchasers in any material respect.”

2.5                               Existing Section 7.2(a).  Section 7.2(a) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Acceleration of Indebtedness. The Required Purchasers may declare all or any part of the Notes immediately due and payable; provided, however, that all Notes shall automatically become due and payable upon the occurrence of an Event of Default under Section 7.1(g) or 7.1(h). Upon the Notes becoming due and payable under this Section 7.2(a), whether by declaration or automatically, the Notes shall mature and the entire unpaid principal amount of the Notes, plus (i) all accrued and unpaid interest thereon (including interest thereon at the Default Rate), and (ii) the applicable Prepayment Premium determined with respect to the principal amount of the Notes as of the date of acceleration, shall become immediately due and payable without presentment, demand, protest, notice or legal process of any kind, all of which are hereby expressly waived by the Borrower.”

ARTICLE III

SECOND EFFECTIVE DATE AMENDMENTS TO PURCHASE AGREEMENT

3.1                               Defined Terms.  The defined terms “Maturity Date” and “Prepayment Premium” in Section 1.1 of the Purchase Agreement are hereby deleted in their entirety and replaced with the following:

“ “Maturity Date” means April 14, 2021.”

“  “Prepayment Premium” means, with respect to any prepayment of the principal amount of the Notes, an amount equal to (i) 5% of the principal amount of Notes to be prepaid, if such prepayment occurs on or prior to the second anniversary of the Purchase Date; (ii) 4% of the principal amount of the Notes to be prepaid, if such prepayment occurs after the second anniversary of the Purchase Date but on or prior to the fifth anniversary of the Purchase Date; and (iii) zero, if such prepayment occurs after the fifth anniversary of the Purchase Date.”

3.2                               Amortization Schedule.  The table in Section 2.5 of the Purchase Agreement is hereby deleted in its entirety and replaced with the following:

Date	Payment Amount
Third Anniversary of the Purchase Date	The lesser of $57,500,000 and the then current outstanding principal amount of the Notes
October 15, 2018	The lesser of $25,000,000 and the then current outstanding principal amount of the Notes
January 15, 2019	The lesser of $25,000,000 and the then current outstanding principal amount of the Notes
April 15, 2019	The lesser of $55,000,000 and the then current outstanding principal amount of the Notes
July 15, 2019, October 15, 2019, January 15, 2020, April 15, 2020, July 15, 2020, October 14, 2020 and January 13, 2021	The lesser of $20,000,000 and the then current outstanding principal amount of the Notes

3.3                               Existing Section 2.7(b).

(a)                                 The following is hereby added immediately following the words “principal amount prepaid” in the penultimate sentence of Section 2.7(b) of the Purchase Agreement:

“, and if any such Asset Disposition Proceeds are received in connection with an Asset Disposition of NUCYNTA®, Gralise® or any property related thereto other than pursuant to the terms of the Commercialization Agreement, the applicable Prepayment Premium with respect to the principal amount prepaid with such Asset Disposition Proceeds”.

(b)                                 The word “inverse” in the last sentence of Section 2.7(b) of the Purchase Agreement is hereby deleted.

3.4                               Existing Section 2.8.  The following words are hereby added after the word “fourth” in clause (iv) of Section 2.8 of the Purchase Agreement: “, except as otherwise provided for herein,”.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the Purchasers to enter into this Amendment, the Borrower hereby represents and warrants to the Agent and the Purchasers as follows:

4.1                               Representations and Warranties.  Both immediately before and after giving effect to this Amendment and the transactions contemplated hereby, each of the representations and warranties of each Credit Party contained in the Purchase Agreement and each other Credit Document is true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty was true and correct as of such date).

4.2                               No Default.  Both immediately before and after giving effect to this Amendment and the transactions contemplated hereby, no Default or Event of Default has occurred and is continuing.

4.3                               Authorization; Approvals.  The execution, delivery and performance of this Amendment and the transactions contemplated hereby (a) are within the corporate or limited liability company authority, as applicable, of each Credit Party, (b) have been duly authorized by all necessary corporate or limited liability company action, as applicable, of each Credit Party, (c) do not and will not contravene any other Requirement of Law to which any Credit Party is subject or any judgment, order, writ, injunction, license or permit applicable to any Credit Party,  and (d) do not violate or breach any provision of the governing documents of any Credit Party or any agreement or other instrument binding upon any Credit Party. The execution, delivery and performance of this Amendment by each Credit Party does not require the approval or consent of, or filing with, any Governmental Authority.

4.4                               Enforceability.  This Amendment has been duly executed and delivered by each Credit Party and constitutes each Credit Party’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally or by general equitable principles.

4.5                               Intellectual Property.  Annex A correctly sets forth all Copyrights, Patents and Trademarks registered by any Credit Party, or for which any Credit Party has filed an application, with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as applicable, since April 2, 2015.

4.6                               Material Non-Public Information. As of 8:30 a.m. on the Business Day immediately following the earlier of the Second Effective Date or the Final Date, it has disclosed all material, non-public information (if any) provided or made available to any Restricted Purchaser (or any such Restricted Purchaser’s agents or representatives) on or prior to such date by it or any of its respective officers, directors, employees, Affiliates or agents in connection with the transactions contemplated by this Amendment, the Commercialization Agreement, or otherwise.

ARTICLE V

EFFECTIVENESS

5.1                               The amendments set forth in ARTICLE II and waiver set forth herein shall become effective as of the date when, and only when, each of the following conditions precedent shall have been satisfied (such date, the “First Effective Date”):

(a)                                 The Agent shall have received an executed counterpart of this Amendment from each Credit Party and Purchasers constituting the Required Purchasers.

(b)                                 The Borrower shall have paid all expenses due in accordance with Section 8.2 hereof.

(c)                                  The Agent shall have received a fully executed copy of the Commercialization Agreement in the form provided to the Agent’s counsel at 12:11 p.m. (EST) on December 4, 2017 with only such amendments and modifications thereto as may have been specifically approved by the Required Purchasers.

(d)                                 Both immediately before and after giving effect to this Amendment and the transactions contemplated hereby, each of the representations and warranties contained in this Amendment shall be true and correct in all material respects on and as of the First Effective Date, with the same effect as if made on and as of such date.

(e)                                  The Agent shall have received duly completed and executed grants of security interest in form required by or acceptable to the U.S. Copyright Office or the U.S. Patent and Trademark Office in respect of the Copyrights, Patents and Trademarks set forth in Annex A that are currently registered with the U.S. Copyright Office or the U.S. Patent and Trademark Office, as applicable.

(f)                                   The Required Purchasers shall have received such other documents, agreements, instruments, certificates, opinions or other confirmations as the Required Purchasers may reasonably request.

5.2                               The amendments set forth in ARTICLE III shall become effective, if at all, as of the date if and when, and only if and when, each of the following conditions precedent shall have been satisfied (such date, if any, the “Second Effective Date”):

(a)                                 On or prior to December 15, 2017 (the “Final Date”), the Agent shall have received an executed counterpart of this Amendment from each Credit Party and each of the Purchasers that did not deliver an executed counterpart of this Amendment on the First Effective Date.

(b)                                 The Borrower shall have paid all fees and expenses not paid on the First Effective Date due in accordance with ARTICLE VIII hereof.

ARTICLE VI

SECURITIES ACT RELATED OBLIGATIONS

6.1                               On or before 8:00 a.m., New York time, on the Business Day immediately following the First Effective Date, the Borrower shall file a Current Report on Form 8-K with respect to this Amendment meeting all of the requirements of Item 1.01 thereof.

6.2                               On or before 8:00 a.m., New York time, on the Business Day immediately following the earlier of the Second Effective Date and the Final Date, the Borrower shall file a Current Report on Form 8-K (a) disclosing (i) whether or not the amendments set forth in ARTICLE III have become effective and (ii) all other material, non-public information (if any) provided or made available to any Restricted Purchaser (or any such Restricted Purchaser’s agents or representatives) on or prior to such date by Borrower or any of its respective officers, directors, employees, Affiliates or agents in connection with the transactions contemplated by this Amendment, the Commercialization Agreement or otherwise and (b) including this Amendment in its entirety as an exhibit thereto.  After giving effect to the filing required under this Section 6.2, the Borrower expressly acknowledges and agrees that no Restricted Purchaser and none of its agents or representatives shall have any duty of trust or confidence with respect to, or a duty not to trade on the basis of, any information provided by Borrower or any of its respective officers, directors, employees, Affiliates or agents in connection with the transactions contemplated by this Amendment, the Commercialization Agreement or otherwise.

ARTICLE VII

AFFIRMATION OF OBLIGATIONS

Each of the Credit Parties hereby acknowledges and consents to all of the terms and conditions of this Amendment and agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Credit Party’s obligations (as applicable) under the Purchase Agreement, the Guaranty, the Security Agreement and the other Credit Documents to which it is a party.  Further, each of the Credit Parties hereby (i) ratifies and confirms its pledge of and grant of a security interest in and Lien on all of its collateral to the Agent made pursuant to the Security Agreement and the other Credit Documents to which it is a party, which security interest and Lien shall continue in full force and effect without interruption, and shall constitute the single grant of a security interest and Lien, (ii) confirms and agrees that, after giving effect to this Amendment, the Purchase Agreement, the Guaranty, the Security

Agreement and the other Credit Documents to which it is a party remain in full force and effect and enforceable against such Credit Party in accordance with their respective terms and shall not be discharged, diminished, limited or otherwise affected in any respect, and (iii) represents and warrants to the Agent and the Purchasers that it has no knowledge of any claims, counterclaims, offsets, or defenses to or with respect to its obligations under the Credit Documents, or if such Credit Party has any such claims, counterclaims, offsets, or defenses to the Credit Documents or any transaction related to the Credit Documents, the same are hereby waived, relinquished, and released in consideration of the execution of this Amendment.  Each of the Credit Parties further waives any defense to its guaranty liability occasioned by this Amendment.  This acknowledgement and confirmation by each of the Credit Parties is made and delivered to induce the Agent and the Purchasers to enter into this Amendment, and each Credit Party acknowledges that the Agent and the Purchasers would not enter into this Amendment in the absence of the acknowledgement and confirmation contained herein.

ARTICLE VIII

FEES AND EXPENSES

8.1                               Amendment Fee.  If and only if the Second Effective Date occurs, the Borrower shall pay to the Purchasers a non-refundable amendment fee in the amount of $3,000,000.00, which amendment fee shall be fully earned as of the Second Effective Date and shall be due and payable on or before the Second Effective Date.  To the extent that, after the Second Effective Date, any Prepayment Premium shall be payable by the Borrower under the Purchase Agreement, such amendment fee shall be credited to, and reduce, on a dollar-for-dollar basis, such obligation to pay such Prepayment Premium.

8.2                               Expenses.  Whether or not the First Effective Date or the Second Effective Date occurs, the Borrower agrees, on demand, to pay all reasonable out-of-pocket costs and expenses of the Agent and each Purchaser (including, without limitation, reasonable fees and expenses of counsel) in connection with the preparation, negotiation, execution and delivery of this Amendment.

ARTICLE IX

MISCELLANEOUS

9.1                               Effect of Amendment.  From and after the First Effective Date, all references to the Purchase Agreement set forth in the Purchase Agreement and any other Credit Document or other agreement or instrument shall, unless otherwise specifically provided, be references to the Purchase Agreement as amended by this Amendment.  This Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Purchase Agreement except as expressly set forth herein.  Nothing herein shall be deemed to entitle the Borrower or any other Credit Party or Person to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Purchase Agreement or any other Credit Document in similar or different circumstances.  For the avoidance of doubt, this Amendment shall be deemed a Credit Document.

9.2                               Governing Law.  This Amendment shall be governed by and construed and enforced in accordance with, the law of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules).

9.3                               Severability.  To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

9.4                               Successors and Assigns.  This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

9.5                               Construction.  The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

9.6                               Counterparts; Integration.  This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  This agreement or any counterpart may be executed and delivered by facsimile or electronic mail, each of which shall be deemed an original. This Amendment and the other Credit Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

[THE REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY]

IN WITNESS WHEREOF, the undersigned Agent, Purchasers, the Borrower and the other Credit Parties have caused this Amendment to be duly executed as of the date first above written.

Borrower:

DEPOMED, INC.

By:	/s/ Arthur J. Higgins
Name:	Arthur J. Higgins
Title:	Chief Executive Officer

Other Credit Parties:

DEPO NF SUB, LLC

By:	Depomed, Inc., its sole member

By:	/s/ August J. Moretti
Name:	August J. Moretti
Title:	Chief Financial Officer

[Signature Page — Waiver and Second Amendment]

Agent and Purchasers:

DEERFIELD PRIVATE DESIGN FUND III, L.P., as Collateral Agent and a Purchaser

By:	Deerfield Mgmt III, L.P.
General Partner

	By:	J.E. Flynn Capital III, LLC
General Partner

By:	/s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

DEERFIELD PARTNERS, L.P., as a Purchaser

By:	Deerfield Mgmt, L.P.
General Partner

	By:	J.E. Flynn Capital, LLC
General Partner

By:	/s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

DEERFIELD INTERNATIONAL MASTER FUND, L.P., as a Purchaser

By:	Deerfield Mgmt, L.P.
General Partner

	By:	J.E. Flynn Capital, LLC
General Partner

By:	/s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

[Signature Page — Waiver and Second Amendment]

DEERFIELD SPECIAL SITUATIONS FUND, L.P., as a Purchaser

By:	Deerfield Mgmt, L.P.
General Partner

	By:	J.E. Flynn Capital, LLC
General Partner

By:	/s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

DEERFIELD PRIVATE DESIGN FUND II, L.P., as a Purchaser

By:	Deerfield Mgmt, L.P.
General Partner

	By:	J.E. Flynn Capital, LLC
General Partner

By:	/s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

DEERFIELD PRIVATE DESIGN INTERNATIONAL II, L.P., as a Purchaser

By:	Deerfield Mgmt, L.P.
General Partner

	By:	J.E. Flynn Capital, LLC
General Partner

By:	/s/ David J. Clark
Name: David J. Clark
Title: Authorized Signatory

[Signature Page — Waiver and Second Amendment]

INTELIGO, as a Purchaser

By:	/s/ Victor Vinatea C.	/ /s/ Jorge Montes G.
Name:	Victor Vinatea C.	/ Jorge Montes G.
Title:	SVP	/ AVP

[Signature Page — Waiver and Second Amendment]

PHEMUS CORPORATION, as a Purchaser

By:	/s/ Geetanjali Gupta
Name:	Geetanjali Gupta
Title:	Authorized Signatory

By:	/s/ Kathryn Murtagh
Name:	Kathryn Murtagh
Title:	Authorized Signatory

[Signature Page — Waiver and Second Amendment]

TAO FINANCE 3, LLC, as a Purchaser

By:	/s/ Joshua Peck
Name:	Joshua Peck
Title:	Vice President

[Signature Page — Waiver and Second Amendment]

BIOPHARMA SECURED INVESTMENTS III HOLDINGS CAYMAN LP,
as a Purchaser

By:	Pharmakon Advisors, LP,
its Investment Manager

By:	Pharmakon Management I, LLC,
its General Partner

By:	/s/ Pedro Gonzalez de Cosio
Name:	Pedro Gonzalez de Cosio
Title:	Managing Member

[Signature Page — Waiver and Second Amendment]

Annex A

TRADEMARKS AND TRADEMARK APPLICATIONS

Mark	Country	Owner	Application No.	Filing Date	Registration No.	Registration Date	Status
	U.S.	Depo NF Sub, LLC	87/085,846	June 28, 2016	5133557	Jan. 31, 2017	Registered
	U.S.	Depo NF Sub, LLC	87/085,841	June 28, 2016			Pending
	U.S.	Depomed, Inc.	86/875,330	January 14, 2016			Pending
	U.S.	Depomed, Inc.	86/982,952	January 14, 2016			Pending
	U.S.	Depomed, Inc.	86/937,116	March 11, 2016			Pending

PATENTS AND PATENT APPLICATIONS

Title	Patent No.	Issue Date	Application No.	Filing Date	Owner	Status
Intranasal spray device containing pharmaceutical composition	9814705	11/14/2017	14/747,289	6/23/2015	Depomed, Inc.	Issued
Gastric retentive dosage forms for extended release of acamprosate into the upper gastrointestinal tract	9801816	10/31/2017	15/062,529	3/7/2016	Depomed, Inc.	Issued
Gastric retentive pharmaceutical compositions for treatment and prevention of CNS disorders			15/421,802	2/1/2017	Depomed, Inc.	Pending
Gastric retentive pharmaceutical compositions for treatment and prevention of CNS disorders	9566258	2/14/2017	14/847,968	9/8/2015	Depomed, Inc.	Issued
Method of Treating Post-Surgical Acute Pain			15/404,502	1/12/2017	Depomed, Inc.	Pending
Dual Drug Dosage Forms with Improved Separation of Drugs			15/422,275	2/1/2017	Depomed, Inc.	Pending
Shell-and-Core Dosage from Approaching Zero-Order Drug Release			15/451,240	3/6/2017	Depomed, Inc.	Pending
Gastric retentive extended-release dosage forms comprising combinations of a Non-Opioid Analgesic and an Opioid Analgesic			15/085,574	3/30/16	Depomed, Inc.	Dead
Methods of Treatment using a Gastric Retained Gabapentin Dosage Form			15/163,491	5/24/2016	Depomed, Inc.	Dead
Pulsatile Gastric Retentive Dosage Forms			14/838,031	8/27/2015	Depomed, Inc.	Dead

COPYRIGHTS AND COPYRIGHT APPLICATIONS

None.